Cathay General Bancorp Announces Net Income of $28.9 Million, or $0.32 Per Share, for the First Quarter 2012

LOS ANGELES, April 17, 2012 /PRNewswire/ -- Cathay General Bancorp (the "Company," NASDAQ: CATY), the holding company for Cathay Bank, today announced results for the first quarter of 2012.

FINANCIAL PERFORMANCE

	Three months ended March 31,
	2012	2011
Net income	$28.9 million	$22.1 million
Net income available to common stockholders	$24.8 million	$18.0 million
Basic earnings per common share	$0.32	$0.23
Diluted earnings per common share	$0.32	$0.23
Return on average assets	1.10%	0.83%
Return on average total stockholders' equity	7.62%	6.20%
Efficiency ratio	53.50%	54.47%

FIRST QUARTER HIGHLIGHTS

  Decrease in non-accrual loans – Non-accrual loans decreased $69.7 million, or 34.6%, to $131.5 million at March 31, 2012, from $201.2 million at December 31, 2011, and decreased $143.0 million, or 52.1%, from $274.5 million at March 31, 2011.
  Improved profitability – First quarter net income was $28.9 million compared to net income of $27.7 million in the fourth quarter of 2011 and net income of $22.1 million in the same quarter a year ago.

"We are pleased with the improvement in credit quality metrics achieved in the first quarter of 2012. Through a focus on resolving problem loans, we were able to reduce classified loans by over 28% during the first quarter of 2012," commented Dunson Cheng, Chairman of the Board, Chief Executive Officer, and President of the Company.

"Our focus on core deposit generation resulted in core deposits increasing at an annualized rate of 19% in the first quarter of 2012, due in part to the success of our Chinese New Year small CD promotion," said Peter Wu, Executive Vice Chairman and Chief Operating Officer.

"With credit quality continuing to improve, we will focus on generating loan growth for the remainder of 2012," concluded Dunson Cheng.

INCOME STATEMENT REVIEW

Net income available to common stockholders for the quarter ended March 31, 2012, was $24.8 million, an increase of $6.8 million, or 38.1%, compared to a net income available to common stockholders of $18.0 million for the same quarter a year ago. Diluted earnings per share available to common stockholders for the quarter ended March 31, 2012, was $0.32 compared to $0.23 for the same quarter a year ago due primarily to decreases in the provision for credit losses, decreases in prepayment penalties on the repayment of Federal Home Loan Bank ("FHLB") advances, increases in net interest income, and decreases in FDIC assessments which were partially offset by decreases in gains on sales of securities, increases in other real estate owned ("OREO") expense, increases in salaries and employee benefits, and increases in professional service expenses.

Return on average stockholders' equity was 7.62% and return on average assets was 1.10% for the quarter ended March 31, 2012, compared to a return on average stockholders' equity of 6.20% and a return on average assets of 0.83% for the same quarter a year ago.

Net interest income before provision for credit losses

Net interest income before provision for credit losses increased $5.6 million, or 7.4%, to $80.7 million during the first quarter of 2012 compared to $75.1 million during the same quarter a year ago. The increase was due primarily to the decrease in rates paid on time certificates of deposit and the prepayment of FHLB advances and maturities of securities sold under agreements to repurchase.

The net interest margin, on a fully taxable-equivalent basis, was 3.33% for the first quarter of 2012, an increase of 5 basis points from 3.28% for the fourth quarter of 2011, and an increase of 27 basis points from 3.06% for the first quarter of 2011. The decrease in the rate on interest bearing deposits and the prepayment of FHLB advances and decreases in securities sold under agreements to repurchase contributed to the increase in the net interest margin from the same quarter a year ago.

For the first quarter of 2012, the yield on average interest-earning assets was 4.54%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities equaled 1.51%, and the cost of interest bearing deposits was 0.86%. In comparison, for the first quarter of 2011, the yield on average interest-earning assets was 4.63%, on a fully taxable-equivalent basis, the cost of funds on average interest-bearing liabilities equaled 1.90%, and the cost of interest bearing deposits was 1.10%. The interest spread, defined as the difference between the yield on average interest-earning assets and the cost of funds on average interest-bearing liabilities, increased 30 basis points to 3.03% for the quarter ended March 31, 2012, from 2.73% for the same quarter a year ago, primarily due to the reasons discussed above.

Provision for credit losses

The provision for credit losses was a credit of $4.0 million for the first quarter of 2012 compared to a charge of $2.0 million for the fourth quarter of 2011 and a charge of $6.0 million in the same quarter a year ago. The provision for credit losses was based on the review of the adequacy of the allowance for loan losses at March 31, 2012. The provision for credit losses represents the charge against current earnings that is determined by management, through a credit review process, as the amount needed to establish an allowance that management believes to be sufficient to absorb credit losses inherent in the Company's loan portfolio, including unfunded commitments. The following table summarizes the charge-offs and recoveries for the periods indicated:

	Three months ended March 31,
	March 31, 2012	December 31, 2011	March 31, 2011
	(In thousands)
Charge-offs:
Commercial loans	$ 4,959	$ 530	$ 1,378
Construction loans- residential	140	2,452	2,885
Construction loans- other	735	654	3,363
Real estate loans (1)	8,927	3,208	4,945
Real estate- land loans	74	46	404
Installment and other loans	25	-	-
Total charge-offs	14,860	6,890	12,975
Recoveries:
Commercial loans	746	206	775
Construction loans- residential	1,899	141	660
Construction loans- other	1,658	36	227
Real estate loans (1)	1,631	1,874	932
Real estate- land loans	793	3	5
Installment and other loans	3	-	12
Total recoveries	6,730	2,260	2,611
Net charge-offs	$ 8,130	$ 4,630	$ 10,364

(1) Real estate loans include commercial mortgage loans, residential mortgage loans and equity lines.

Non-interest income

Non-interest income, which includes revenues from depository service fees, letters of credit commissions, securities gains (losses), gains (losses) on loan sales, wire transfer fees, and other sources of fee income, was $8.8 million for the first quarter of 2012, a decrease of $3.8 million, or 30.1%, compared to $12.6 million for the first quarter of 2011. The decrease in non-interest income in the first quarter of 2012 was primarily due to decreases of $4.0 million from gains on sale of securities and increases of $697,000 in trading security losses offset by a $304,000 increase in venture capital income, a $278,000 increase in gains on sale of loans, and a $248,000 increase in letters of credit commissions.

Non-interest expense

Non-interest expense decreased $88,000, or 0.2%, to $47.9 million in the first quarter of 2012 compared to $47.8 million in the same quarter a year ago. The efficiency ratio was 53.50% in the first quarter of 2012 compared to 54.47% for the same quarter a year ago due primarily to increases in OREO expenses and lower gains on sale of securities.

Prepayment penalties from prepaying $100.0 million of FHLB advances were $2.8 million in the first quarter of 2012 compared to prepaying $200.0 million of FHLB advances with penalties of $8.8 million in the same quarter a year ago. FDIC assessment decreased $1.8 million, or 42.3%, to $2.5 million in the first quarter of 2012 from $4.3 million for the same quarter a year ago.

Offsetting the above decreases were the increases of $4.5 million in OREO expenses to $4.7 million in the first quarter of 2012 compared to $221,000 in the same quarter a year ago primarily due to decreases of $4.3 million in gains from OREO in the prior year. Salaries and employee benefits increased $1.6 million, or 8.7% in the first quarter of 2012 compared to the same quarter a year ago primarily due to increases in incentive compensation and the hiring of new employees. Professional service expense increased $1.0 million, or 27.1%, primarily due to increases in legal collection expenses and consulting expenses related to the upcoming core system conversion. Marketing expense increased $711,000 primarily due to increases in media and promotion expenses, and contributions to Cathay Bank Foundation.

Income taxes

The effective tax rate for the first quarter of 2012 was 36.4% compared to 34.7% in the first quarter of 2011. The effective tax rate includes the impact of the utilization of low income housing tax credits.

BALANCE SHEET REVIEW

Gross loans, excluding loans held for sale, were $6.9 billion at March 31, 2012, a decrease of $150.7 million, or 2.1%, from $7.1 billion at December 31, 2011, primarily due to a decrease of $86.5 million, or 2.3%, in commercial real estate loans, a decrease of $49.3 million, or 20.8%, in construction loans, and a decrease of $23.4 million, or 1.3%, in commercial loans. The changes in loan composition from December 31, 2011, are presented below:

Type of Loans:	March 31, 2012	December 31, 2011	% Change
	(Dollars in thousands)
Commercial loans	$ 1,844,849	$1,868,275	(1)
Residential mortgage loans	985,105	972,262	1
Commercial mortgage loans	3,662,436	3,748,897	(2)
Equity lines	208,602	214,707	(3)
Real estate construction loans	188,081	237,372	(21)
Installment & other loans	19,471	17,699	10

Gross loans	$ 6,908,544	$7,059,212	(2)

Allowance for loan losses	(194,743)	(206,280)	(6)
Unamortized deferred loan fees	(7,921)	(8,449)	(6)

Total loans, net	$ 6,705,880	$6,844,483	(2)
Loans held for sale	$ 3,709	$760	388

Total deposits were $7.4 billion at March 31, 2012, an increase of $130.6 million, or 1.8%, from $7.2 billion at December 31, 2011, primarily due to a $68.8 million, or 8.3%, increase in time deposits under $100,000, a $38.6 million, or 8.6%, increase in NOW deposits, and a $29.7 million, or 3.1% increase in money market deposits offset primarily by a $26.8 million, or 0.8%, decrease in time deposits of $100,000 or more. The changes in deposit composition from December 31, 2011, are presented below:

Deposits	March 31, 2012	December 31, 2011	% Change
	(Dollars in thousands)
Non-interest-bearing demand deposits	$1,080,209	$1,074,718	1
NOW deposits	490,173	451,541	9
Money market deposits	981,237	951,516	3
Savings deposits	434,899	420,030	4
Time deposits under $100,000	901,768	832,997	8
Time deposits of $100,000 or more	3,471,488	3,498,329	(1)
Total deposits	$7,359,774	$7,229,131	2

ASSET QUALITY REVIEW

At March 31, 2012, total non-accrual portfolio loans, excluding loans held for sale, were $131.5 million, a decrease of $69.7 million, or 34.6%, from $201.2 million at December 31, 2011, and a decrease of $143.0 million, or 52.1%, from $274.5 million at March 31, 2011.

The allowance for loan losses was $194.7 million and the allowance for off-balance sheet unfunded credit commitments was $1.5 million at March 31, 2012, and represented the amount believed by management to be sufficient to absorb credit losses inherent in the loan portfolio, including unfunded commitments. The allowance for credit losses, the sum of allowance for loan losses and for off-balance sheet unfunded credit commitments, was $196.2 million at March 31, 2012, compared to $208.3 million at December 31, 2010, a decrease of $12.1 million, or 5.8%. The allowance for credit losses represented 2.84% of period-end gross loans, excluding loans held for sale, and 147.7% of non-performing portfolio loans at March 31, 2012. The comparable ratios were 2.95% of period-end gross loans, excluding loans held for sale, and 100.2% of non-performing portfolio loans at December 31, 2011. The changes in the Company's non-performing assets and troubled debt restructurings at March 31, 2012, compared to December 31, 2011, and March 31, 2011, are highlighted below:

(Dollars in thousands)	March 31, 2012	December 31, 2011	% Change	March 31, 2011	% Change
Non-performing assets
Accruing loans past due 90 days or more	$1,389	$6,726	(79)	$8	17,263
Non-accrual loans:
Construction- residential loans	3,593	25,288	(86)	23,682	(85)
Construction- non-residential loans	7,118	20,724	(66)	32,856	(78)
Land loans	9,688	10,975	(12)	21,121	(54)
Commercial real estate loans, excluding land loans	66,931	96,809	(31)	148,872	(55)
Commercial loans	30,329	30,661	(1)	32,306	(6)
Residential mortgage loans	13,838	16,740	(17)	15,653	(12)
Total non-accrual loans:	$131,497	$201,197	(35)	$274,490	(52)
Total non-performing loans	132,886	207,923	(36)	274,498	(52)
Other real estate owned	87,806	92,713	(5)	75,585	16
Other assets	-	-	-	365	(100)
Total non-performing assets	$220,692	$300,636	(27)	$350,448	(37)
Accruing troubled debt restructurings (TDRs)	$143,233	$120,016	19	$135,327	6
Non-accrual loans held for sale	$500	$760	(34)	$2,388	(79)

Allowance for loan losses	$194,743	$206,280	(6)	$241,030	(19)
Allowance for off-balance sheet credit commitments	1,475	2,069	(29)	2,174	(32)
Allowance for credit losses	$196,218	$208,349	(6)	$243,204	(19)

Total gross loans outstanding, at period-end (1)	$6,908,544	$7,059,212	(2)	$6,894,311	0

Allowance for loan losses to non-performing loans, at period-end (2)	146.55%	99.21%		87.81%
Allowance for loan losses to gross loans, at period-end (1)	2.82%	2.92%		3.50%
(1) Excludes loans held for sale at period-end.
(2) Excludes non-accrual loans held for sale at period-end.

Troubled debt restructurings on accrual status totaled $143.2 million at March 31, 2012, compared to $120.0 million at December 31, 2011. These loans are classified as troubled debt restructurings as a result of granting a concession to borrowers who are experiencing financial difficulties. The concessions may be granted in various forms, including a change in the stated interest rate, a reduction in the loan balance or accrued interest, or an extension of the maturity date that causes a significant delay in payment. Although these loan modifications are considered troubled debt restructurings under Accounting Standard Codification 310-40 and Accounting Standard Update 2011-02, these loans have been performing under the restructured terms and have demonstrated sustained performance under the modified terms. The sustained performance considered by management includes the periods prior to the modification if the prior performance met or exceeded the modified terms as well as cash paid to set up interest reserves.

The ratio of non-performing assets, excluding non-accrual loans held for sale, to total assets was 2.1% at March 31, 2012, compared to 2.8% at December 31, 2011. Total non-performing portfolio assets decreased $79.9 million, or 26.6%, to $220.7 million at March 31, 2012, compared to $300.6 million at December 31, 2011, primarily due to a $69.7 million decrease in non-accrual loans, a $5.3 million decrease in accruing loans past due 90 days or more and a $4.9 million decrease in OREO.

CAPITAL ADEQUACY REVIEW

At March 31, 2012, the Company's Tier 1 risk-based capital ratio of 16.71%, total risk-based capital ratio of 18.62%, and Tier 1 leverage capital ratio of 13.14%, continue to place the Company in the "well capitalized" category for regulatory purposes, which is defined as institutions with a Tier 1 risk-based capital ratio equal to or greater than 6%, a total risk-based capital ratio equal to or greater than 10%, and a Tier 1 leverage capital ratio equal to or greater than 5%. At December 31, 2011, the Company's Tier 1 risk-based capital ratio was 15.97%, total risk-based capital ratio was 17.85%, and Tier 1 leverage capital ratio was 12.93%.

CONFERENCE CALL

Cathay General Bancorp will host a conference call this afternoon to discuss its first quarter of 2012 financial results. The call will begin at 3:00 p.m. Pacific Time. Analysts and investors may dial in and participate in the question-and-answer session. To access the call, please dial 1-800-706-7745 and enter Participant Passcode 73003795. A listen-only live Webcast of the call will be available at www.cathaygeneralbancorp.com and a recorded version is scheduled to be available for replay for 12 months after the call.

ABOUT CATHAY GENERAL BANCORP

Cathay General Bancorp is the holding company for Cathay Bank, a California state-chartered bank. Founded in 1962, Cathay Bank offers a wide range of financial services. Cathay Bank currently operates 31 branches in California, eight branches in New York State, one in Massachusetts, two in Texas, three in Washington State, three in the Chicago, Illinois area, one in New Jersey, one in Hong Kong, and a representative office in Shanghai and in Taipei. Cathay Bank's website is found at http://www.cathaybank.com. Cathay General Bancorp's website is found at http://www.cathaygeneralbancorp.com. Information set forth on such websites is not incorporated into this press release.

FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995 regarding management's beliefs, projections, and assumptions concerning future results and events. These forward-looking statements may include, but are not limited to, such words as "aims," "anticipates," "believes," "can," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "shall," "should," "will," "predicts," "potential," "continue," "possible," "optimistic," and variations of these words and similar expressions. Forward-looking statements are based on estimates, beliefs, projections, and assumptions of management and are not guarantees of future performance. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Such risks and uncertainties and other factors include, but are not limited to, adverse developments or conditions related to or arising from U.S. and international business and economic conditions; credit risks of lending activities and deterioration in asset or credit quality; current and potential future supervisory action by federal supervisory authorities; increased costs of compliance and other risks associated with changes in regulation and the current regulatory environment, including the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), and the potential for substantial changes in the legal, regulatory, and enforcement framework and oversight applicable to financial institutions in reaction to recent adverse financial market events, including changes pursuant to the Dodd-Frank Act; potential goodwill impairment; liquidity risk; fluctuations in interest rates; inflation and deflation; risks associated with acquisitions and the expansion of our business into new markets; real estate market conditions and the value of real estate collateral; environmental liabilities; the effect of repeal of the federal prohibition on payment of interest on demand deposit accounts; our ability to compete with larger competitors; the possibility of higher capital requirements, including implementation of the Basel III capital standards of the Basel Committee; our ability to retain key personnel; successful management of reputational risk; natural disasters and geopolitical events; general economic or business conditions in California, Asia and other regions where Cathay Bank has operations; restrictions on compensation paid to our executives as a result of our participation in the TARP Capital Purchase Program; failures, interruptions or security breaches of systems or data breaches; our ability to adapt our systems to technological changes, including successfully implementing our core system conversion; changes in accounting standards or tax laws and regulations; market disruption and volatility; restrictions on dividends and other distributions by laws and regulations and by our regulators and our capital structure; successfully raising additional capital, if needed, and the resulting dilution of interests of holders of our common stock; and the soundness of other financial institutions.

These and other factors are further described in Cathay General Bancorp's Annual Report on Form 10-K for the year ended December 31, 2011 (Item 1A in particular), other reports filed with the Securities and Exchange Commission ("SEC"), and other filings Cathay General Bancorp makes with the SEC from time to time. Actual results in any future period may also vary from the past results discussed in this press release. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements, which speak to the date of this press release. Cathay General Bancorp has no intention and undertakes no obligation to update any forward-looking statement or to publicly announce any revision of any forward-looking statement to reflect future developments or events, except as required by law.

Cathay General Bancorp's filings with the SEC are available at the website maintained by the SEC at http://www.sec.gov, or by request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations (626) 279-3286.

CATHAY GENERAL BANCORP CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
	Three months ended March 31,
(Dollars in thousands, except per share data)	2012	2011	% Change

FINANCIAL PERFORMANCE
Net interest income before provision for credit losses	$80,651	$75,105	7
Provision/(reversal) for credit losses	(4,000)	6,000	(167)
Net interest income after provision for credit losses	84,651	69,105	22
Non-interest income	8,831	12,626	(30)
Non-interest expense	47,871	47,783	0
Income before income tax expense	45,611	33,948	34
Income tax expense	16,547	11,734	41
Net income	29,064	22,214	31
Net income attributable to noncontrolling interest	151	151	-
Net income attributable to Cathay General Bancorp	$28,913	$22,063	31
Dividends on preferred stock	(4,117)	(4,105)	0
Net income attributable to common stockholders	$24,796	$17,958	38

Net income attributable to common stockholders per common share:
Basic	$0.32	$0.23	39
Diluted	$0.32	$0.23	39

Cash dividends paid per common share	$0.01	$0.01	$-

SELECTED RATIOS
Return on average assets	1.10%	0.83%	33
Return on average total stockholders' equity	7.62%	6.20%	23
Efficiency ratio	53.50%	54.47%	(2)
Dividend payout ratio	2.72%	3.56%	(24)

YIELD ANALYSIS (Fully taxable equivalent)
Total interest-earning assets	4.54%	4.63%	(2)
Total interest-bearing liabilities	1.51%	1.90%	(21)
Net interest spread	3.03%	2.73%	11
Net interest margin	3.33%	3.06%	9

CAPITAL RATIOS	March 31, 2012	March 31, 2011	December 31, 2011
Tier 1 risk-based capital ratio	16.71%	15.36%	15.97%
Total risk-based capital ratio	18.62%	17.27%	17.85%
Tier 1 leverage capital ratio	13.14%	11.78%	12.93%

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands, except share and per share data)	March 31, 2012	December 31, 2011	%change

Assets
Cash and due from banks	$119,106	$117,888	1
Short-term investments and interest bearing deposits	275,056	294,956	(7)
Securities purchased under agreements to resell	50,000	-	100
Securities held-to-maturity (market value of $1,131,524 in 2012
and $1,203,977 in 2011)	1,084,708	1,153,504	(6)
Securities available-for-sale (amortized cost of $1,361,571 in 2012 and
$1,309,521 in 2011)	1,353,742	1,294,478	5
Trading securities	104,453	4,542	2,200
Loans held for sale	3,709	760	388
Loans	6,908,544	7,059,212	(2)
Less: Allowance for loan losses	(194,743)	(206,280)	(6)
Unamortized deferred loan fees, net	(7,921)	(8,449)	(6)
Loans, net	6,705,880	6,844,483	(2)
Federal Home Loan Bank stock	50,456	52,989	(5)
Other real estate owned, net	87,806	92,713	(5)
Affordable housing investments, net	80,789	78,358	3
Premises and equipment, net	105,157	105,961	(1)
Customers' liability on acceptances	29,790	37,300	(20)
Accrued interest receivable	31,544	32,226	(2)
Goodwill	316,340	316,340	-
Other intangible assets, net	10,314	11,598	(11)
Other assets	164,586	206,768	(20)

Total assets	$10,573,436	$10,644,864	(1)

Liabilities and Stockholders' Equity
Deposits
Non-interest-bearing demand deposits	$1,080,209	$1,074,718	1
Interest-bearing deposits:
NOW deposits	490,173	451,541	9
Money market deposits	981,237	951,516	3
Savings deposits	434,899	420,030	4
Time deposits under $100,000	901,768	832,997	8
Time deposits of $100,000 or more	3,471,488	3,498,329	(1)
Total deposits	7,359,774	7,229,131	2

Securities sold under agreements to repurchase	1,400,000	1,400,000	-
Advances from the Federal Home Loan Bank	-	225,000	(100)
Other borrowings from financial institutions	-	880	(100)
Other borrowings for affordable housing investments	18,868	18,920	(0)
Long-term debt	171,136	171,136	-
Acceptances outstanding	29,790	37,300	(20)
Other liabilities	48,345	46,864	3
Total liabilities	9,027,913	9,129,231	(1)
Commitments and contingencies	-	-	-
Stockholders' Equity
Preferred stock, 10,000,000 shares authorized, 258,000 issued
and outstanding in 2012 and 2011	251,884	250,992	0
Common stock, $0.01 par value, 100,000,000 shares authorized,
82,915,962 issued and 78,708,397 outstanding at March 31, 2012, and
82,860,122 issued and 78,652,557 outstanding at December 31, 2011	829	829	-
Additional paid-in-capital	766,435	765,641	0
Accumulated other comprehensive loss, net	(4,537)	(8,732)	48
Retained earnings	648,201	624,192	4
Treasury stock, at cost (4,207,565 shares at March 31, 2012,
and at December 31, 2011)	(125,736)	(125,736)	-

Total Cathay General Bancorp stockholders' equity	1,537,076	1,507,186	2
Noncontrolling interest	8,447	8,447	-
Total equity	1,545,523	1,515,633	2
Total liabilities and equity	$10,573,436	$10,644,864	(1)

Book value per common stock share	$16.10	$15.75	2
Number of common stock shares outstanding	78,708,397	78,652,557	0

CATHAY GENERAL BANCORP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three months ended March 31,
	2012	2011
	(In thousands, except share and per share data)
INTEREST AND DIVIDEND INCOME
Loan receivable, including loan fees	$ 90,701	$ 90,558
Investment securities- taxable	17,723	21,854
Investment securities- nontaxable	1,052	1,056
Federal Home Loan Bank stock	66	47
Federal funds sold and securities
purchased under agreements to resell	5	41
Deposits with banks	588	221

Total interest and dividend income	110,135	113,777

INTEREST EXPENSE
Time deposits of $100,000 or more	9,540	10,725
Other deposits	3,916	5,720
Securities sold under agreements to repurchase	14,655	16,171
Advances from Federal Home Loan Bank	53	4,849
Long-term debt	1,320	1,206
Short-term borrowings	-	1

Total interest expense	29,484	38,672

Net interest income before provision for credit losses	80,651	75,105
Provision/(reversal) for credit losses	(4,000)	6,000

Net interest income after provision for credit losses	84,651	69,105

NON-INTEREST INCOME
Securities gains, net	2,215	6,232
Letters of credit commissions	1,526	1,278
Depository service fees	1,389	1,361
Other operating income	3,701	3,755

Total non-interest income	8,831	12,626

NON-INTEREST EXPENSE
Salaries and employee benefits	19,878	18,271
Occupancy expense	3,584	3,538
Computer and equipment expense	2,463	2,183
Professional services expense	4,742	3,729
FDIC and State assessments	2,489	4,317
Marketing expense	1,406	695
Other real estate owned expense	4,693	221
Operations of affordable housing investments	1,960	1,976
Amortization of core deposit intangibles	1,457	1,481
Cost associated with debt redemption	2,750	8,811
Other operating expense	2,449	2,561

Total non-interest expense	47,871	47,783

Income before income tax expense	45,611	33,948
Income tax expense	16,547	11,734
Net income	29,064	22,214
Less: net income attributable to noncontrolling interest	151	151
Net income attributable to Cathay General Bancorp	28,913	22,063

Dividends on preferred stock	(4,117)	(4,105)
Net income attributable to common stockholders	$ 24,796	$ 17,958

Net income attributable to common stockholders per common share:
Basic	$ 0.32	$ 0.23
Diluted	$ 0.32	$ 0.23

Cash dividends paid per common share	$ 0.01	$ 0.01
Basic average common shares outstanding	78,678,645	78,609,460
Diluted average common shares outstanding	78,690,132	78,635,620

CATHAY GENERAL BANCORP AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION (Unaudited)
	Three months ended,
(In thousands)	March 31, 2012		March 31, 2011		December 31, 2011

Interest-earning assets	Average Balance	Average Yield/Rate (1)(2)	Average Balance	Average Yield/Rate (1) (2)	Average Balance	Average Yield/Rate (1) (2)
Loans (1)	$6,997,586	5.21%	$6,897,109	5.32%	$7,061,140	5.15%
Taxable investment securities	2,323,166	3.07%	2,671,826	3.32%	2,316,940	3.05%
Tax-exempt investment securities (2)	133,094	4.89%	133,516	4.94%	133,856	4.80%
FHLB stock	52,627	0.50%	63,789	0.30%	54,835	0.31%
Federal funds sold and securities purchased
under agreements to resell	22,802	0.09%	81,889	0.20%	9,130	0.07%
Deposits with banks	267,157	0.88%	168,492	0.53%	90,301	2.32%

Total interest-earning assets	$9,796,432	4.54%	$10,016,621	4.63%	$9,666,202	4.58%

Interest-bearing liabilities
Interest-bearing demand deposits	$465,921	0.15%	$412,990	0.20%	$444,170	0.15%
Money market deposits	976,109	0.57%	1,026,770	0.84%	956,313	0.63%
Savings deposits	424,198	0.08%	380,344	0.14%	421,381	0.09%
Time deposits	4,395,102	1.08%	4,267,781	1.33%	4,312,235	1.15%
Total interest-bearing deposits	$6,261,330	0.86%	$6,087,885	1.10%	$6,134,099	0.92%
Federal funds purchased	-	-	111	1.27%	-	-
Securities sold under agreements to repurchase	1,400,000	4.21%	1,548,600	4.23%	1,407,076	4.18%
Other borrowed funds	30,117	0.71%	465,649	4.22%	169,386	3.38%
Long-term debt	171,136	3.10%	171,136	2.86%	171,136	2.92%
Total interest-bearing liabilities	7,862,583	1.51%	8,273,381	1.90%	7,881,697	1.60%

Non-interest-bearing demand deposits	1,071,387		937,650		1,052,501

Total deposits and other borrowed funds	$8,933,970		$9,211,031		$8,934,198

Total average assets	$10,551,170		$10,727,733		$10,513,596
Total average equity	$1,534,973		$1,451,039		$1,508,717

(1) Yields and interest earned include net loan fees. Non-accrual loans are included in the average balance.

(2) The average yield has been adjusted to a fully taxable-equivalent basis for certain securities of states and political subdivisions and other securities held using a statutory Federal income tax rate of 35%.

CONTACT: Heng W. Chen of Cathay General Bancorp, +1-626-279-3652